UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 27, 2015 (May 20, 2015)

ACELITY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	333-184233-14	98-1022387
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12930 West Interstate 10, San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 524-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The governing board of directors (the “Board”) of Acelity L.P. Inc. (the “Company”) are the directors of Chiron Holdings GP, Inc., the general partner of Chiron Guernsey Holdings L.P. Inc., which is the parent of the Company.

On May 20, 2015 the Board appointed Kevin Buehler and Alex Décary to the Board. Mr. Buehler will serve on the Compliance Committee of the Board and Mr. Décary will serve on each of the Audit Committee, Compliance Committee and Executive Committee of the Board.

In connection with these appointments, the Company and certain of its subsidiaries and each of Mr. Buehler and Mr. Décary will enter into the Company’s standard indemnification agreement for directors, the form of which was filed with the SEC on January 23, 2013 as Exhibit 10.1 to Amendment No. 3 to Kinetic Concepts, Inc. Registration Statement on Form S-4.

For further details on this announcement, please see attached the press release filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 27, 2015, issued by Acelity L.P. Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC. (REGISTRANT)

Date: May 27, 2015	By:	/s/ John T. Bibb
	Name:	John T. Bibb
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 27, 2015, issued by Acelity L.P. Inc.